EXHIBIT 10.3

                    AMENDMENT TO THE TERMS OF
                    THE ORAL AGREEMENT AMONG
                     RENEWABLE ASSETS, INC.,
              INTERNATIONAL IMAGING SYSTEMS, INC.,
                      AND ALFRED SCHIFFRIN



          EFFECTIVE AS OF JANUARY 3, 2005, Renewable Assets, Inc. (the "Company"), a Delaware corporation having its principal place of business in Boca Raton, Florida, International Imaging Systems, Inc. (the "Parent Company"), a Delaware corporation having its principal place of business in Ft. Lauderdale, Florida, and Alfred Schiffrin (the "Employee"), a natural person residing in Boca Raton, Florida, hereby agree to amend the Oral Agreement among them as follows:

          In exchange for the issuance to the Employee of 160,000 shares of the Common Stock, $ .001 par value, of the Parent Company pursuant to the terms of the Parent Company's 2003 Equity Compensation Program, the Employee agrees to waive all other forms of compensation that may become due to the Employee from the Company for services rendered by the Employee to the Company prior to the consummation of the spin-off of the Company's shares owned by the Parent Company.

           IN WITNESS WHEREOF, the Company, the Parent Company, and the Employee have executed this Amendment this 22 day of August, 2005.


As to the Company:

RENEWABLE ASSETS, INC.

By: /s/Alfred Schiffrin
   ----------------------------
   Alfred Schiffrin, President


As to the Parent Company:

INTERNATIONAL IMAGING SYSTEMS, INC.

By: /s/C. Leo Smith, CEO
   -----------------------------
   C. Leo Smith, Chief Executive
   Officer


As to the Employee:

/s/ Alfred Schiffrin
-------------------------------
Alfred Schiffrin